We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement No. 333-11355 of Mity-Lite, Inc. on Form S-8 of our report dated June 23, 2000, included in the Annual Report on Form 10-K of Mity-Lite, Inc. for the year ended March 31, 2000.

Crowe, Chizek and Company LLP
Elkhart, Indiana
June 28, 2000